PROMISSORY NOTE

$ 500,000.00	February 15, 2007

        The undersigned, BOULDER SPECIALTY BRANDS, INC., a Delaware corporation (“Maker”), hereby unconditionally promises to pay to the order of STEPHEN B. HUGHES, an adult resident of the state of Colorado, or his successors or assigns (“Payee”), within thirty (30) days following the earlier of (i) the consummation of the merger transaction contemplated by that certain Agreement and Plan of Merger dated September 25, 2006 with respect to Boulder’s acquisition of GFA Brands, Inc., or (ii) the consummation of any other merger, asset acquisition, or similar business combination with an operating business in the food and/or beverage industries, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or so much thereof as has been advanced pursuant to this Note, together with interest on the unpaid principal balance hereof from the date of this Note at a rate equal to the lowest applicable federal short term rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, as the same may be adjusted from time to time.

        All payments made hereunder shall be made in lawful money of the United States of America to Payee at the address of Payee, or at such other address as Payee shall specify to Maker in writing. Any payment shall be deemed made only upon receipt by Payee. This Note may be prepaid in whole or in part at any time or from time to time without penalty or fee.

        Maker waives its right to assert or impose any defense (other than payment), set-off, counterclaim or cross-claim in any action brought on this Note. Maker waives presentment, demand for performance, notice of performance, protest, notice of protest, notice of dishonor and all other notices and proceedings required as a condition for payment or collection hereof.

        This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, Maker has executed this Note as of the day and year first above written.

Boulder Specialty Brands, Inc.
By: /s/ Robert S. Gluck
Name: Robert S. Gluck
Its: Vice Chairman